                                   EXHIBIT 3.4

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                         REALITY WIRELESS NETWORKS, INC.
                        (fka Dicom Imaging Systems, Inc.)

         The undersigned President of Reality Wireless Networks, Inc., a Nevada corporation, fka Dicom Imaging Systems, Inc. (the "Corporation"), pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purposes of amending the Articles of Incorporation of the Corporation, does hereby certify as follows:

         That (i) the Board of Directors of the Corporation in a Consent to Action in lieu of Special Meeting of the Directors and (ii) a majority of the shareholders of the Corporation in a Consent to Action in lieu of Special Meeting of the Stockholders, on June 18, 2003, adopted resolutions to amend the Articles of Incorporation of the Corporation as follows:

"Article Fourth of the Articles of Incorporation is amended in its entirety to read as follows:

The number of shares the Corporation is authorized to issue is Six Hundred Million (600,000,000) shares consisting of:

(a) 500,000,000 shares of common stock, $0.001 par value per share ("Common Stock");

(b) 100,000,000 shares of blank check preferred stock, $0.001 par value per share ("Blank Check Preferred Stock");

1.       COMMON STOCK

         (a) Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of the Blank Check Preferred Stock by the Board of Directors, the Common Stock shall have exclusive voting rights on all matters requiring a vote of shareholders, voting together with the holders of the Blank Check Preferred Stock, as one class.

         (b) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Blank Check Preferred Stock, or except as may be provided by the laws of the State of Nevada, the holders of Common Stock shall have exclusively all other rights of shareholders.

2.       BLANK CHECK PREFERRED STOCK

         (a) Issuance. The Blank Check Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Blank Check Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by Nevada law, the Board of Directors is expressly authorized to determine with respect to each series of Blank Check Preferred
Stock:

                  (i) The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                  (ii) The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                  (iii) The rights and preferences, if any, of the shareholders of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

                  (iv) The full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

                  (v) The times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the shareholders of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                  (vi) The rights, if any, of shareholders of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                  (vii) The limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (viii) The conditions or restrictions, if any, upon the issue of any of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (iv) Any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Article of Incorporation or the Washington Business Corporation Act as then in effect.

3.       ISSUANCE OF CERTIFICATES

         The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefore subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose."

         The foregoing amendment to the Articles of Incorporation was duly authorized by the written consent of a majority of the shareholders of the Corporation, pursuant to Section 78.320 of the Nevada Revised Statutes on June 18, 2003.

         The vote by which the stockholders holding shares in the Corporation entitling them to exercise at lease a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series or as may be required by the provisions of the Articles of Incorporation of the Corporation have voted in favor of the amendment is: 52%.

         The undersigned President of the Corporation hereby declares that the foregoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of his knowledge and belief.

         IN  WITNESS  WHEREOF,   this  certificate  has  been  executed  by  the
undersigned on June 18, 2003.


                                                              /s/ VICTOR ROMERO
                                                              -----------------
                                                              President